UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – July 22, 2005

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices) (Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

As of July 22, 2005, the Joint Plan (the “Joint Plan”) proposed on July 6, 2005 by Hollywood Casino Shreveport (“HCS”); HCS I, Inc. and HCS II, Inc., the general partners of Hollywood Casino Shreveport; HWCC-Louisiana, Inc., the parent company of both HCS I, Inc. and HCS II, Inc., Shreveport Capital Corporation and HCS-Golf Course, LLC (collectively, the “Debtors”) together with the Bondholders Committee, which was confirmed by an order of the United States Bankruptcy Court for the Western District of Louisiana (the “Bankruptcy Court”) on July 6, 2005, became effective.  HCS owns and operates the Hollywood Casino Shreveport resort, consisting of a 403-room hotel and a riverboat dockside casino.  As a result, Penn National Gaming, Inc. (the “Company”) will no longer have any ownership interest in the Debtors.  Prior to the restructuring, all of the Debtors were indirect wholly owned subsidiaries of the Company.

As previously disclosed, on October 18, 2004, HCS, acting by and through HCS I, Inc., entered into a definitive Investment Agreement (the “Agreement”) with Eldorado Resorts, LLC (“Eldorado”), Eldorado Shreveport #1, LLC and Eldorado Shreveport #2, LLC (together with Eldorado Shreveport #1, LLC, the “Investors”) providing for the acquisition of the reorganized HCS by the Investors.  The Investors are each an affiliate of Eldorado.  The terms of the Agreement, which provides for a financial restructuring of HCS that reduces outstanding secured debt obligations and annual cash interest payments, were incorporated in the Joint Plan.

Under the Joint Plan, holders of the Shreveport First Mortgage Notes and Senior Secured Notes (collectively, the “Shreveport Notes”) receive (1) $140 million of new, 10% senior secured notes due 2012 and (2) 100% of the common stock of a corporation that will hold a $20 million preferred equity interest which will accrue distributions at an annual rate of 13% and a 25% non-voting equity interest in the reorganized HCS.  In addition, the Investors acquired a 75% voting equity interest in the reorganized HCS.

There are no material relationships between the Company or its affiliates and the Investors or the Bondholders Committee other than with respect to the Joint Plan.  The foregoing description of the Joint Plan and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Joint Plan.  A copy of the Joint Plan is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  The following exhibit is being filed herewith:

2.1           Joint Plan of the Debtors and the Bondholders Committee, Proposed July 6, 2005 (Incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K/A filed by Hollywood Casino Shreveport on July 12, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 27, 2005	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer